                                                                    EXHIBIT 99.3


                    CONSULTING AND NONCOMPETITION AGREEMENT


         THIS CONSULTING AND NONCOMPETITION AGREEMENT (this "Agreement"), dated as of the ______ day of ____________, 1994, by and between Residential Properties Management, Inc. ("Consulting Company"), a North Carolina corporation and a wholly owned subsidiary of Taylor House Enterprises, Limited ("Taylor House"), a North Carolina corporation, and Omega Healthcare Investors, Inc. ("Purchaser"), a Maryland corporation, is executed and delivered in connection with the merger by Omega with Health Equity Properties Incorporated ("Acquired Company"), a North Carolina corporation, pursuant to that certain Amended and Restated Merger Agreement and Plan of Reorganization dated as of June 17, 1994, by and between Purchaser and Acquired Company (the "Merger Agreement"). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Merger Agreement.
         In consideration of the mutual covenants and agreements and subject to the terms and conditions hereinafter set forth and to induce Purchaser to consummate the Merger, the parties hereto agree as follows:
         1. CONSULTING SERVICES. (a) During the period commencing on the date hereof and expiring five years from the Effective Time of the Merger (the "Term of this Agreement"), Consulting Company will provide consulting services on the terms set forth below, including consulting services by any of William G. Benton, G.L. Clark, Jr. and Susan L. Christiansen (individually a "Consultant" and collectively the "Consultants"), at such times and places as may be mutually convenient to Purchaser and Consulting Company with due regard for Consultants' other employment and vacation arrangements, which consulting services (the "Consulting Services") shall be limited to the provision of such business consulting and advisory services as may be reasonably requested by Purchaser from time to time with respect to Purchaser's business of (i) owning and leasing and (ii) providing mortgage financing secured by, in either case, income producing health care properties, with a principal focus on long-term care facilities (the "Business"), including, without limitation, consulting and advisory services regarding the business and properties of Acquired Company.
         (b) Commencing with the first full calendar week following the Effective Time and continuing through the fourth full calendar week following the Effective Time (the "Initial Consulting Period"), Consulting Company will make each Consultant available for the provision of Consulting Services for up to 50% of the aggregate time of each Consultant reasonably available during the Initial Consulting Period for the pursuit of professional activities, it being expressly acknowledged that 40 hours per calendar week shall constitute a reasonable aggregate period of time to expend on professional activities in any calendar week. As a result of the foregoing, Consulting Company will make each Consultant available to provide up to 80 hours of Consulting Services during the Initial Consulting Period.
         (c) Commencing with the fifth full calendar week following the Effective Time and continuing through the eighth full calendar week following the Effective Time (the "Second Consulting Period"), Consulting Company will make each Consultant available for the provision of Consulting Services for up to 40% of the aggregate time of each Consultant reasonably available during the Second Consulting Period and as a result, Consulting Company will make each Consultant available to provide up to 64 hours of Consulting Services during the Second Consulting Period.
         (d) Commencing with the ninth full calendar week following the Effective Time and continuing through the twelfth full calendar week following the Effective Time (the "Third Consulting Period"), Consulting Company will make each Consultant available for the provision of Consulting Services for up to 30% of the aggregate time of each Consultant reasonably available during the Third Consulting Period and as a result, Consulting Company will make each Consultant available to provide up to 48 hours of Consulting Services during the Third Consulting Period.
         (e) Commencing with the thirteenth full calendar week following the Effective Time and continuing through the sixteenth full calendar week following the Effective Time (the "Fourth Consulting Period"), Consulting Company will make each Consultant available for the provision of Consulting Services for up to 20% of the aggregate time of each Consultant reasonably available during the Fourth Consulting Period and as a result, Consulting

Company will make each Consultant available to provide up to 32 hours of Consulting Services during the Fourth Consulting Period.
         (f) Commencing with the seventeenth full calendar week following the Effective Time and extending through June 30, 1995 (the "Final Consulting Period"), Consulting Company will make each Consultant available for up to 10% of the aggregate time of each Consultant reasonably available during each calendar week comprising the Final Consulting Period and as a result, Consulting Company will make each Consultant available to provide up to 4 hours of Consulting Services during each full calendar week comprising the Final Consulting Period.
         (g) Subsequent to June 30, 1995, Consulting Company will provide such Consulting Services as Purchaser may, from time to time, reasonably request and as to which Consulting Company may agree to provide. The Purchaser expressly acknowledges that the failure of Consulting Company to provide any Consulting Services subsequent to June 30, 1995 will not constitute a breach of this Agreement.
         (h) The Consulting Services are to be provided by Consulting Company as an independent contractor and not as an employee of Purchaser. All reasonable out-of-pocket expenses including, without limitation, travel, meals and lodging expenses, as well as the direct cost actually incurred by Consulting Company or any of the Consultants for telephone, telefax, photocopy and similar expenses incurred by Consulting Company or any of the Consultants in connection with the provision of Consulting Services including, without limitation, the cost and/or expense of any equipment which the Consulting Company or any of the Consultants must lease or purchase in connection with the provision of Consulting Services, shall be reimbursed by the Purchaser within 30 days following receipt of supporting documentation for all such expenses in excess of $25.00; provided, however, that any lease or purchase of equipment shall be approved in writing by Purchaser in advance.
         2. NONCOMPETITION. (a) Consulting Company covenants that during the Term of this Agreement, without the prior written approval of Purchaser, none of Consulting Company, the Consultants or Taylor House will, directly or indirectly, either alone or in conjunction with any person, firm, corporation, association, or other entity, whether as officer, director, principal, agent, shareholder (except as the beneficial owner (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of less than a 5% interest in a corporation or other entity whose shares or other securities are actively traded on a national securities exchange or quoted on an automated interdealer quotation system), consultant, or in any other capacity whatsoever:
(1) carry on, engage in, represent, advise, be concerned with or otherwise interested in, directly or indirectly, any business, enterprise, or undertaking which is in whole or in part in any way competitive with the Business within the continental United States; (2) attempt to direct or discourage any lessee, operator, mortgagor, or other supplier or customer of Acquired Company from doing business with Purchaser, or offer, solicit or accept any business for the provision of financial products or services competitive with the financial products or services offered or rendered by the Purchaser in the ordinary course of conducting the Business following the Effective Time of the Merger;
(3) solicit or attempt to solicit any employee of the Purchaser to leave his or her employment and accept employment elsewhere or solicit any person who was an employee of Purchaser to accept employment elsewhere within three months of the termination of such employee's employment with Purchaser; or (4) take any action as a result of which the relations between Acquired Company or Purchaser and any of their respective lessees, operators, mortgagors or other suppliers or customers is adversely affected; provided, however, that the provisions of this Agreement shall not preclude (i) Consulting Company or Consultants from owning, operating, managing, financing or otherwise investing in assisted living facilities, (ii) any of the Consultants from being on the Board of Directors of any not-for-profit entity engaged in the Business or (iii) any of the Consultants from providing legal or accounting advice to the operators of income producing health care properties with a principal focus on long-term care as long as such advice is rendered pursuant to the Consultant's regular full-time employment with a legal or accounting firm, which employment contemplates the rendering of such advice as a part of the professional services rendered by a licensed attorney or accountant affiliated with such a firm.
         (b) Consulting Company further covenants and agrees that during the Term of this Agreement, Consulting Company will notify each officer, director, employee, affiliate, agent or consultant of the Consulting Company prior to their election, appointment, employment or engagement, as appropriate, of the existence of this Agreement and will provide a copy of this Agreement to such person and simultaneously with the execution and delivery of this Agreement, Consulting Company will enter into a consulting and noncompetition agreement with each of the Consultants in the form attached hereto as Exhibit A (the "Individual Consulting and Noncompetition Agreements").
         3. NONCOMPETE AND CONSULTING SERVICES FEE. (a) In consideration of Consulting Company's covenants and agreements pursuant to this Agreement, Purchaser will pay to Consulting Company a fee in the amount of $4,982,269 (the "Noncompete and Consulting Fee"), which will be earned by Consulting Company
over the Term of this Agreement as hereinafter provided.   The Noncompete and
Consulting Fee is not additional consideration payable by Purchaser for the purchase of the shares of Company Common Stock held by Consulting Company or any of its affiliates, but instead is payable by Purchaser in consideration of the covenants and agreements of Consulting Company contained herein.
         (b) At the Effective Time of the Merger, Purchaser will advance the Noncompete and Consulting Fee to Consulting Company provided that as a condition to the obligation of Purchaser to advance the Noncompete and Consulting Fee (i) Consulting Company will execute a note (the "Note"), in the form attached hereto as Exhibit B; and (ii) each Consultant will execute the Guaranty of Payment, in the form attached hereto as Exhibit C.

         4. EQUITABLE RELIEF. Consulting Company acknowledges that Consulting Company's expertise in the Business (obtained by reason of Consulting Company's access to the services of the Consultants) is of a special, unique, unusual, extraordinary and intellectual character, which gives said expertise a peculiar value, that a breach by Consulting Company or any of the Consultants or Taylor House of any of the provisions of this Agreement that constitutes an Event of Default (as defined in the Note) under the terms of the Note that is not cured in accordance with the terms thereof, cannot reasonably or adequately be compensated with monetary damages in an action at law and that such a breach will cause the Purchaser irreparable injury and damage. Consulting Company further acknowledges that Consulting Company possesses unique skills, knowledge and ability (obtained by reason of Consulting Company's access to the services of the Consultants) and that competition in violation of this Agreement or any other breach of the provisions of this Agreement by Consulting Company or any of the Consultants or Taylor House would be extremely detrimental to the Purchaser. By reason thereof, Consulting Company expressly acknowledges and agrees that the Purchaser shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to temporary, preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach or threatened breach of this Agreement by Consulting Company; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against pursuing other legal or equitable remedies in the event of a breach of the terms hereof. In the event Purchaser brings any action to enforce any provisions hereof, to secure specific performance hereof or to collect damages of any kind for any breach hereof, Purchaser shall be entitled to all court costs, all expenses arising out of or incurred by reason of such action, and reasonable attorneys' fees expended or incurred in any such action, and all such costs and expenses shall be included in any final judgment; provided, however, that Purchaser shall reimburse Consulting Company and Consultants for such costs and expenses incurred by Consulting Company and any Consultants in the event any such action brought by Purchaser is unsuccessful. Consulting Company further agrees that it will use its best efforts to enforce the terms and conditions of this Agreement and the Individual Consulting and Noncompetition Agreements, including, but not limited to, seeking injunctive relief against the Consultants or Taylor House to protect against breach of this Agreement or the Individual Consulting and Noncompetition Agreements.
         5.      RELIANCE BY PURCHASER.   Consulting Company acknowledges that
each of the covenants contained in Sections 1 and 2 hereof or Sections 1 and 2 of the Individual Consulting and Noncompetition Agreements are a material inducement for Purchaser to complete the transactions contemplated by the Merger Agreement and that Purchaser is relying upon such covenants in connection therewith.

         6. SEVERABILITY AND JUDICIAL MODIFICATION. If the scope of any restriction contained in Section 2 hereof is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent then permitted by applicable law, and Consulting Company hereby consents and agrees that such scope may be judicially modified accordingly in the proceeding brought to enforce such restriction; provided, however, that any judicial modification shall not expand the scope of any restriction contained in Section 2 hereof.
         7. AMENDMENTS. This Agreement may be amended only by a writing executed by each of the parties hereto.
         8. ENTIRE AGREEMENT. This Agreement and the other agreements expressly referred to herein set forth the entire understanding of the parties hereto concerning the subject matter hereof and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.
         9. GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of North Carolina.
         10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.
         11. WAIVERS. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall be effective only if in writing and no such waiver shall be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.
         12. ASSIGNMENT. (a) Neither Purchaser nor Consulting Company shall assign or delegate this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party; provided, however, that Purchaser may assign this Agreement to any wholly owned subsidiary of Purchaser (a "Subsidiary") by giving notice to Consulting Company. Notwithstanding the foregoing, to provide Purchaser with the benefits intended to be conferred hereby and by any of the Individual Consulting and Noncompetition Agreements, and to provide Purchaser with the ability to enforce any of the Individual Consulting and Noncompetition Agreements directly against any Consultant, Consulting Company does hereby assign all of its rights (but not any obligations) under each Individual Consulting and Noncompetition Agreement to Purchaser, including, without limitation, the right to enforce the terms and conditions of each Individual Consulting Agreement against the appropriate Consultant; provided, however, that Purchaser will not avail itself of this assignment until such time as an Event of Default shall have occurred under the Note by reason of a breach under any Individual Consulting and Noncompetition Agreement that is not cured in accordance with the terms of the Note; and provided, further, that such assignment shall not be effective upon the occurrence of a Bankruptcy Event of the Purchaser. For purposes hereof, a Bankruptcy Event, with respect to any person, shall occur if: (i) such person, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined), (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (x) for relief against such person in an involuntary case or proceeding, (y) appointing a Custodian of such person for all or substantially all of its properties, or (z) ordering the liquidation of such person. The term "Bankruptcy Law" means Title 11 U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, liquidator or similar official under any Bankruptcy Law.
                 (b) In case of an assignment of this Agreement by Purchaser to a Subsidiary, such assignment shall not be effective unless the Subsidiary to which this Agreement is being assigned assumes all of the rights and obligations of the Purchaser under this Agreement and the Note, including, without limitation, the limitation on assignment of the Individual Consulting and Noncompetition Agreements upon the occurrence of a Bankruptcy Event of such Subsidiary.
         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and may be enforced by, each of the parties to this Agreement and its successors and permitted assigns.
         14. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, by telecopy, by United States mail (certified or registered, postage prepaid, return receipt requested) or by any recognized overnight courier service to the respective parties as follows:

                          (a)     If to Purchaser, to:

                                  Omega Healthcare Investors, Inc.
                                  905 W. Eisenhower Circle, Suite 110
                                  Ann Arbor, Michigan  48103
                                  Attention: Essel W. Bailey, Jr.

                                  Telecopy: (313) 996-0020


                          (b)     If to Consulting Company, to:

                                  Residential Properties Management, Inc.
                                  915 West Fourth Street
                                  Winston-Salem, North Carolina  27102
                                  Attention: William G. Benton

                                  Telecopy: (910) 724-6765
or to such other address as the party to be notified shall have furnished to the other party in accordance with this Section 14. Any notice given in accordance with the foregoing shall be effective only upon receipt.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Consulting and Noncompetition Agreement as of the date first above written.

                                        OMEGA HEALTHCARE INVESTORS, INC.


                                        By:
                                           --------------------------------
                                           Name:  Essel W. Bailey, Jr.
                                           Title: President



                                        RESIDENTIAL PROPERTIES MANAGEMENT, INC.


                                        By:
                                           ---------------------------------
                                           Name:  William G. Benton
                                           Title: President

                                                                       EXHIBIT A


               INDIVIDUAL CONSULTING AND NONCOMPETITION AGREEMENT


         THIS INDIVIDUAL CONSULTING AND NONCOMPETITION AGREEMENT (this "Agreement"), dated as of the ______ day of ____________, 1994, by and between ________________ ("Consultant") and Residential Properties Management, Inc. ("Consulting Company"), a North Carolina corporation and a wholly owned subsidiary of Taylor House Enterprises, Limited, is executed and delivered pursuant to the Consulting and Noncompetition Agreement (the "Consulting Company Noncompetition Agreement") of even date herewith by and between Consulting Company and Omega Healthcare Investors, Inc. ("Purchaser"), a Maryland corporation, in connection with the merger by Omega with Health Equity Properties Incorporated ("Acquired Company"), a North Carolina corporation, pursuant to that certain Amended and Restated Merger Agreement and Plan of Reorganization dated as of June 17, 1994, by and between Purchaser and Acquired Company (the "Merger Agreement"). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Merger Agreement.
         In consideration of the mutual covenants and agreements and subject to the terms and conditions hereinafter set forth and to induce Purchaser to consummate the Merger, the parties hereto agree as follows:
         1. SERVICES. (a) During the period commencing on the date hereof and expiring five years from the Effective Time of the

Merger (the "Term of this Agreement") and pursuant to the Consulting Company Noncompetition Agreement, Consultant hereby agrees to provide consulting services on the terms set forth below, at such times and places as may be mutually convenient to Consulting Company or Purchaser, as the case may be, with due regard for Consultant's other employment and vacation arrangements, which consulting services (the "Consulting Services") shall be limited to the provision of such business consulting and advisory services as may be reasonably requested by Consulting Company or Purchaser from time to time with respect to Purchaser's business of (i) owning and leasing and (ii) providing mortgage financing secured by, in either case, income producing health care properties, with a principal focus on long-term care facilities (the "Business"), including, without limitation, consulting and advisory services regarding the business and properties of Acquired Company. The Consulting Services are to be provided by Consultant as an executive officer of Consulting Company and not as an independent contractor or employee of Purchaser.

        (b) Commencing with the first full calendar week following the Effective Time and continuing through the fourth full calendar week following the Effective Time (the "Initial Consulting Period"), Consultant will be available for the provision of Consulting Services for up to 50% of the aggregate time of Consultant reasonably available during the Initial Consulting Period for the pursuit of professional activities, it being expressly acknowledged that 40 hours per calendar week shall constitute a reasonable aggregate period of time to expend on professional activities in any calendar week. As a result of the foregoing, Consultant will be available to provide up to 80 hours of Consulting Services during the Initial Consulting Period.
                 (c) Commencing with the fifth full calendar week following the Effective Time and continuing through the eighth full calendar week following the Effective Time (the "Second Consulting Period"), Consultant will be available for the provision of Consulting Services for up to 40% of the aggregate time of Consultant reasonably available during the Second Consulting Period and as a result, Consultant will be available to provide up to 64 hours of Consulting Services during the Second Consulting Period.
                 (d) Commencing with the ninth full calendar week following the Effective Time and continuing through the twelfth full calendar week following the Effective Time (the "Third Consulting Period"), Consultant will be available for the provision of Consulting Services for up to 30% of the aggregate time of Consultant reasonably available during the Third Consulting Period and as a result, Consultant will be available to provide up to 48 hours of Consulting Services during the Third Consulting Period.
                 (e) Commencing with the thirteenth full calendar week following the Effective Time and continuing through the sixteenth full calendar week following the Effective Time (the "Fourth Consulting Period"), Consultant will be available for the provision of Consulting Services for up to 20% of the aggregate time of Consultant reasonably available during the Fourth Consulting Period and as a result, Consultant will be available to provide up to 32 hours of Consulting Services during the Fourth Consulting Period.
                 (f) Commencing with the seventeenth full calendar week following the Effective Time and extending through June 30, 1995 (the "Final Consulting Period"), Consultant will be available for up to 10% of the aggregate time of Consultant reasonably available during each calendar week comprising the Final Consulting Period and as a result, Consultant will be available to provide up to 4 hours of Consulting Services during each full calendar week comprising the Final Consulting Period.
                 (g) Subsequent to June 30, 1995, Consultant will provide such Consulting Services as Consulting Company or Purchaser, as the case may be, may, from time to time, reasonably request and as to which Consultant may agree to provide. Consulting Company and Purchaser expressly acknowledge that the failure of Consultant to provide any Consulting Services subsequent to June 30, 1995 will not constitute a breach of this Agreement.
         2. NONCOMPETITION. (a) Consultant covenants that during the Term of this Agreement, without the prior written approval of Consulting Company and Purchaser, in accordance with the

Consulting Company Noncompetition Agreement, Consultant shall not, directly or indirectly, either alone or in conjunction with any person, firm, corporation, association, or other entity, whether as officer, director, principal, agent, shareholder (except as the beneficial owner (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of less than a 5% interest in a corporation or other entity whose shares or other securities are actively traded on a national securities exchange or quoted on an automated interdealer quotation system), consultant, or in any other capacity whatsoever:
(1) carry on, engage in, represent, advise, be concerned with or otherwise interested in, directly or indirectly, any business, enterprise, or undertaking which is in whole or in part in any way competitive with the Business within the continental United States; (2) attempt to direct or discourage any lessee, operator, mortgagor, or other supplier or customer of Acquired Company from doing business with Purchaser, or offer, solicit or accept any business for the provision of financial products or services competitive with the financial products or services offered or rendered by the Purchaser in the ordinary course of conducting the Business following the Effective Time of the Merger;
(3) solicit or attempt to solicit any employee of the Purchaser to leave his or her employment and accept employment elsewhere or solicit any person who was an employee of Purchaser to accept employment elsewhere within three months of the termination of such employee's employment with

Purchaser; or (4) take any action as a result of which the relations between Acquired Company or Purchaser and any of their respective lessees, operators, mortgagors or other suppliers or customers is adversely affected; provided, however, that the provisions of this Agreement shall not preclude Consultant from (i) owning, operating, managing, financing or otherwise investing in assisted living facilities, (ii) being on the Board of Directors of any not-for-profit entity engaged in the Business, or (iii) providing legal or accounting advice to the operators of income producing health care properties with a principal focus on long-term care as long as such advice is rendered pursuant to Consultant's regular full-time employment with a legal or accounting firm, which employment contemplates the rendering of such advice as a part of the professional services rendered by a licensed attorney or accountant affiliated with such a firm.
         3. EQUITABLE RELIEF. Consultant acknowledges that Consultant's expertise in the Business is of a special, unique, unusual, extraordinary and intellectual character, which gives said expertise a peculiar value, that a breach by Consultant of any of the provisions of this Agreement that constitutes an Event of Default (as defined in the Note) under the terms of the Note that is not cured in accordance with the terms thereof, cannot reasonably or adequately be compensated with monetary damages in an action at law and that such a breach will cause Consulting Company and Purchaser irreparable injury and damage. Consultant further acknowledges that Consultant possesses unique skills, knowledge and ability and that competition in violation of this Agreement or any other breach of the provisions of this Agreement by Consultant would be extremely detrimental to the Consulting Company and/or to the Purchaser. By reason thereof, Consultant expressly acknowledges and agrees that the Consulting Company (and the Purchaser by assignment pursuant to Section 12 of the Consulting Company Noncompetition Agreement) shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to temporary, preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach or threatened breach of this Agreement by Consultant; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against pursuing other legal or equitable remedies in the event of a breach of the terms hereof. In the event Consulting Company (or Purchaser by assignment pursuant to Section 12 of the Consulting Company Noncompetition Agreement) brings any action to enforce any provisions hereof, to secure specific performance hereof or to collect damages of any kind for any breach hereof, Consulting Company or Purchaser, as the case may be, shall be entitled to all court costs, all expenses arising out of or incurred by reason of such action, and reasonable attorneys' fees expended or incurred in any such action, and all such costs and expenses shall be included in any final judgment; provided, however, that Consulting Company or Purchaser, as the case may be, shall reimburse Consultant for such costs and expenses incurred by Consultant in the event any such action brought by Consulting Company or Purchaser, as the case may be, is unsuccessful.
         4. THIRD PARTY BENEFICIARY; RELIANCE BY PURCHASER.   It is expressly
intended and acknowledged that Purchaser is a third- party beneficiary of this Agreement and that the benefit to Purchaser of Consultant's performance under this Agreement is direct and not incidental. Consultant further expressly acknowledges that each of the covenants contained in Sections 1 and 2 hereof are a material inducement for Purchaser to complete the transactions contemplated by the Merger Agreement and that Purchaser is relying upon such covenants in connection therewith. Consultant further expressly acknowledges that Consultant directly benefits from the completion of the transactions contemplated by the Merger Agreement, including, without limitation, the payment by Purchaser of the Noncompete and Consulting Fee (as defined in the Consulting Company Noncompetition Agreement), and that such benefits are sufficient consideration for the covenants contained herein.
         5. SEVERABILITY AND JUDICIAL MODIFICATION. If the scope of any restriction contained in Section 2 hereof is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent then permitted by applicable law, and Consultant hereby consents and agrees that such scope may be judicially modified accordingly in the proceeding brought to enforce such restriction; provided, however, that any judicial modification shall not expand the scope of any restriction contained in Section 2 hereof.
         6. AMENDMENTS. This Agreement may be amended only by a writing executed by each of the parties hereto and acknowledged and consented to by Purchaser.
         7. ENTIRE AGREEMENT. This Agreement and the other agreements expressly referred to herein set forth the entire understanding of the parties hereto concerning the subject matter hereof and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.
         8. GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of North Carolina.
         9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.
         10. WAIVERS. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall be effective only if in writing and, in the case of any waiver by Consulting Company, only if acknowledged and consented to by Purchaser, and no such waiver shall be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

         11. ASSIGNMENT. Neither Consulting Company nor Consultant shall assign or delegate this Agreement or any of its respective rights or obligations hereunder without the prior written consent of the other party and with the acknowledgment and consent of Purchaser; provided, however, that pursuant to the Consulting Company Noncompetition Agreement, Consulting Company has assigned its rights under this Agreement to Purchaser (except in certain bankruptcy events as described in Section 12 of the Consulting Company Noncompetition Agreement) and Consultant expressly acknowledges and consents to such assignment; provided, further, that Purchaser may assign its rights under this Agreement to any Subsidiary (as defined in the Consulting Company Noncompetition Agreement) by giving notice to Consulting Company and Consultant upon compliance with any applicable provisions set forth in the Consulting Company Noncompetition Agreement pertaining to any such assignment.
         12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and may be enforced by Consulting Company, Consultant, and under certain circumstances, Purchaser, and their respective successors and permitted assigns.
         13. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, by telecopy, by United States mail (certified or registered, postage prepaid, return receipt requested) or by any recognized overnight courier service to the respective parties as follows:

                 (a)      If to Consulting Company, to:

                          Residential Properties Management, Inc.
                          915 West Fourth Street
                          Winston-Salem, North Carolina  27102
                          Attention: William G. Benton

                          Telecopy: (910) 724-6765

                 (b)      If to Consultant, to:


                          --------------------------------
                          915 West Fourth Street
                          Winston-Salem, North Carolina 27102

                          Telecopy: (910) 724-6765

                 (c)      If to Purchaser, to:

                          Omega Healthcare Investors, Inc.
                          905 W. Eisenhower Circle, Suite 110
                          Ann Arbor, Michigan  48103
                          Attention: Essel W. Bailey, Jr.

                          Telecopy: (313) 996-0020


or to such other address as the party to be notified shall have furnished to the other party in accordance with this Section 13. Any notice given in accordance with the foregoing shall be effective only upon receipt.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Individual Consulting and Noncompetition Agreement as of the date first above written.

                                        RESIDENTIAL PROPERTIES MANAGEMENT, INC.


                                        By:
                                           ---------------------------------
                                           Name:  William G. Benton
                                           Title: President




                                           -----------------------------------
                                           Name:
                                           Consultant

                                                                       EXHIBIT B

                                PROMISSORY NOTE


$____________    Winston-Salem, North Carolina     _________________, 1994


         THIS PROMISSORY NOTE (hereinafter referred to as the "Note"), is made as of this ___ day of __________________, 1994.

         WHEREAS, Residential Properties Management, Inc., a North Carolina corporation ("Maker") has entered into a five (5) year Consulting and Noncompetition Agreement (the "Consulting Company Noncompetition Agreement") of even date herewith by and between Maker and Omega Healthcare Investors, Inc., a Maryland corporation ("Omega"), in connection with the merger of Health Equity Properties Incorporated, a North Carolina corporation ("HEP"), with and into Omega pursuant to an Amended and Restated Merger Agreement and Plan of Reorganization (the "Merger Agreement") dated as of June 17, 1994 by and between Omega and HEP; and

         WHEREAS, pursuant to the Merger Agreement, at the Effective Time of the Merger (each as defined in the Merger Agreement), Maker is obligated to execute and deliver the Consulting Company Noncompetition Agreement and to execute and deliver the Individual Consulting and Noncompetition Agreements with each Consultant (each as defined in the Consulting Company Noncompetition Agreement), and in consideration thereof, Omega is obligated to advance as a lump sum an aggregate fee to be earned by Maker pursuant to the Consulting Company Noncompetition Agreement in the amount of $4,982,269 upon the execution and delivery by (i) Maker of this Note and (ii) each Consultant of a Guaranty of Payment (a "Guaranty") relating to this Note; and

         WHEREAS, the conditions set forth in the preceding paragraph have been satisfied;

         FOR VALUE RECEIVED, Maker promises to pay to the order of Omega on demand, the principal sum of Four Million Nine Hundred Eighty Two Thousand Two Hundred Sixty Nine Dollars and 00/100 ($4,982,269.00); provided, however, that Omega may not demand repayment of the principal of this Note except as hereinafter expressly provided. Prior to any demand by Omega for repayment pursuant to the terms of this Note, the principal of this Note shall be forgiven in five (5) equal annual installments on each of the annual anniversary dates following the date hereof provided that, as of each such anniversary date, none of the conditions described in the immediately succeeding paragraph has occurred. Any payment of principal on this Note, together with any accrued interest thereon, required hereunder shall be made to Omega by wire transfer of immediately available funds to an account designated in writing by Omega.

         If (i) Maker shall take or fail to take any action that constitutes a breach of the covenants or obligations of Maker under the Consulting Company Noncompetition Agreement or (ii) any Consultant shall take or fail to take any action that constitutes a breach of the covenants or obligations of such Consultant under such Consultant's Individual Consulting and Noncompetition Agreement, or (iii) this Note shall be assigned (including any attempted assignment hereof) by Maker, whether by contract, operation of law or otherwise, without the prior written consent of Omega, then Omega, at its option, shall promptly notify Maker and, unless otherwise cured, be entitled on the date that is ten (10) business days from the date of the occurrence of any of the foregoing events (each such event which has not been cured in accordance with the terms hereof, is hereinafter referred to as an "Event of Default"), to accelerate any and all of the then outstanding indebtedness evidenced by this Note which has not been forgiven as of the date of the occurrence of any Event of Default, and the same shall become immediately due and payable in full, and to exercise cumulatively any and all other rights and privileges provided by law or this Note; provided, however, that in the event Omega does not prevail in any action brought seeking to enforce an acceleration of this Note as a result of an alleged Event of Default under clauses (i) or (ii) above, then this Note shall be deemed reset and the asserted acceleration of amounts due and payable previously asserted by Omega shall be null and void.

         Maker hereby represents and warrants to Omega that (i) Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and is duly registered and qualified as a foreign corporation in good standing in each state where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of Maker, (ii) Maker has as its corporate name, as registered with the Department of the Secretary of State of the State of North Carolina, the words first inscribed hereinabove as its name, and has not done business under any other registered name (including, without limitation, any registered tradename) for at least the past seven (7) years,
(iii) Maker has the corporate power and authority to make, execute, deliver and perform under this Note, and to borrow hereunder, and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Note, (iv) this Note constitutes the valid obligations of Maker, legally binding upon it and enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, (v) the undersigned officer of Maker is duly authorized and empowered to execute and deliver this Note for and on behalf of Maker, and to bind Maker accordingly thereby, and (vi) after giving effect to the execution and delivery of this

Note and the making of any disbursements hereunder, Maker will not be unable to pay its debts generally as such debts become due.

         Time is of the essence with respect to this Note, and except as otherwise provided herein, diligence, presentment, demand, protest, notice of demand and non-payment and all other notices whatsoever, are hereby waived by Maker. In the event the indebtedness evidenced by this Note shall not be paid within ten (10) business days of the date when payment is due, thereafter the unpaid principal balance of such indebtedness shall bear interest at the rate of twelve percent (12%) per annum until the then outstanding indebtedness (inclusive of all accrued interest) is paid in full, but in no event shall such rate of interest exceed the highest rate permitted from time to time by applicable law. Should this Note, or any part of the indebtedness evidenced by this Note, be collected by or through an attorney-at-law, Omega shall be entitled to collect reasonable attorneys' fees and all other reasonable costs and expenses of collection from Maker or any Consultant who has executed and delivered a Guaranty to Omega; provided, however, that Omega will reimburse Maker and each Consultant who has delivered a Guaranty for all such costs and expenses incurred by them in the event that any such enforcement action brought by Omega is unsuccessful. For purposes of this Note, the term "business day" shall mean any day when federally chartered banking institutions located in the State of North Carolina are open for transacting business.

         If delivered personally, the date on which a notice or demand hereunder is delivered shall be the date of receipt or delivery, and if delivered by mail, such notice or demand shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, and the date on which such notice or demand is received (as evidenced by the registered or certified mail receipt) shall be the date of delivery. If delivered by an overnight courier service, such notice or demand shall be sent by a recognized overnight courier service, return receipt requested, courier service charges prepaid, and the date on which such notice or demand is received (as evidenced by the overnight courier service receipt) shall be the date of delivery. In the event any notice or demand is mailed to a party in accordance with this paragraph, and is returned to the sender as nondeliverable, then such notice or demand shall be deemed to have been delivered or received on the fifth day following the deposit of such notice or demand in the United States mail; provided that such notice or demand shall have been properly addressed to the party to whom notice or demand is sent and postage shall have been properly paid by the sender. Notices and demands made hereunder shall be addressed to Omega at 905 W. Eisenhower Circle, Suite 110, Ann Arbor, Michigan 48103, Attention: Essel W. Bailey, Jr. and to Maker at 915 West Fourth Street, Winston-Salem, North Carolina 27102, Attention: William G. Benton or at such other address as the party to be notified shall give to the other party pursuant to this paragraph.

         This Note may not be assigned except in conjunction with a permitted assignment by Omega of the Consulting Company Noncompetition Agreement.

         This Note shall be governed by and construed in accordance with the laws of the State of North Carolina.

         This Note may not be changed, modified, amended or terminated orally, but only by an agreement in writing signed by Omega and Maker.

         IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed on the date first above written.


                               RESIDENTIAL PROPERTIES MANAGEMENT,
                               INC.
Attest:

                               By:
- ------------------------          --------------------------------
Susan L. Christiansen          William G. Benton
Title: Secretary               Title: President

                                                                       EXHIBIT C


                              GUARANTY OF PAYMENT


         THIS GUARANTY OF PAYMENT (hereinafter referred to as the "Guaranty") made and entered into this _____ day of __________, 1994 by and among William
G. Benton, G.L. Clark, Jr. and Susan L. Christiansen, jointly and severally (each a "Guarantor" of the Note and hereinafter sometimes referred to collectively as the "Guarantors"), and Omega Healthcare Investors, Inc., a Maryland corporation ("Omega"), having as its mailing address 905 W. Eisenhower Circle, Suite 110, Ann Arbor, Michigan 48103,


                              W I T N E S S E T H:


         WHEREAS, Residential Properties Management, Inc. ("Maker") has entered into a five (5) year Consulting and Noncompetition Agreement (the "Consulting Company Noncompetition Agreement") of even date herewith by and between Maker and Omega in connection with the merger of Health Equity Properties Incorporated, a North Carolina corporation ("HEP"), with and into Omega pursuant to an Amended and Restated Merger Agreement and Plan of Reorganization (the "Merger Agreement") dated as of June 17, 1994 by and between Omega and HEP; and

         WHEREAS, pursuant to the Merger Agreement, at the Effective Time of the Merger (each as defined in the Merger Agreement), Maker is obligated to execute and deliver the Consulting Company Noncompetition Agreement and to execute and deliver the Individual Consulting and Noncompetition Agreements with each Consultant (each as defined in the Consulting Company Noncompetition Agreement), and in consideration thereof, Omega is obligated to advance to Maker as a lump sum the aggregate fee to be earned by Maker pursuant to the Consulting Company Noncompetition Agreement in the amount of $4,982,269 upon the execution and delivery by Maker of a Promissory Note (the "Note"); and

         WHEREAS, Omega, as one of the conditions of advancing the funds under the Note, requires that each Guarantor guarantee the payment of the indebtedness of Maker in favor of Omega evidenced by the Note in the event of the occurrence of an Event of Default (as defined in the Note) under the Note.

         NOW, THEREFORE, for and in consideration of the premises and the sum of Ten and 00/100 Dollars ($10.00) and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor, jointly and severally, hereby covenants and agrees with Omega as follows:

         1. GUARANTY OF PAYMENT. Each Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment, when due, and no matter how such shall become due, of all indebtedness now or hereafter owing by Maker to Omega under the Note upon the occurrence of an Event of Default thereunder pursuant to which Omega is entitled to accelerate the repayment of
the indebtedness then outstanding under the Note.   This Guaranty is a guaranty
of payment and not a guaranty of collection, and the obligations of each Guarantor hereunder are independent of the obligations of Maker or any other Guarantor.

         2. BENEFIT OF GUARANTY. The benefit of this Guaranty shall automatically pass with a transfer or assignment of the Note or portions thereof by Omega to any permitted transferee thereunder without any action, consent or acknowledgment by any Guarantor.

         3. ACTIONS BY OMEGA. No action which Omega may take or omit to take in connection with the Note, any indebtedness owing by Maker to Omega, or any security for the payment of the indebtedness of Maker to Omega or for the performance of any obligations or undertakings of Maker, nor any course of dealing with Maker or any other person, shall release a Guarantor's obligations hereunder, affect this Guaranty in any way or afford a Guarantor any recourse against Omega. By way of example, but not in limitation of the foregoing, each Guarantor hereby expressly agrees that Omega may, from time to time, without notice to Guarantor:

                 (a) amend, change or modify, in whole or in part, the Note;

                 (b) accelerate, change, extend or renew the time for payment of the Note;

                 (c) compromise or settle any amount due or owing, or claimed to be due or owing, under the Note;

                 (d) surrender, release or subordinate any or all security for the Note or accept additional or substituted security therefor;

                 (e)      release, substitute or add guarantors; and

                 (f)      release Maker or any affiliate thereof.

The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions and modifications of the Note, and all references herein to the Note shall be deemed to include any renewals, extensions, amendments or modifications thereof.

         4. WAIVER OF CLAIMS. So long as the obligations of Maker under the Note have not been fully satisfied, each Guarantor hereby expressly waives, renounces and agrees not to assert, any right, claim, or cause of action, including, without limitation, a claim for reimbursement, subrogation, indemnification or otherwise, against Maker arising out of or by reason of this Guaranty or the obligations of any Guarantor hereunder, including, without limitation, the payment or securing or purchasing of any of the obligations of Maker to Omega. The waiver, renunciation and agreement contained in the preceding sentence is for the benefit of Omega and also for the benefit of Maker, who may assert the benefits thereof as a third party beneficiary, and any Guarantor may be released from such waiver, renunciation and agreement only by the execution and delivery by Omega of an instrument expressly releasing such Guarantor therefrom.

         5. WAIVER OF NOTICE. Each Guarantor expressly waives notice of acceptance of this Guaranty, presentment for payment of the Note, protest and notice of protest, demand, notice of dishonor, notice of any and all proceedings to collect amounts due under the Note and to enforce any security given therefor and all other notices whatsoever and diligence in collecting sums due under the Note or the taking of any action with reference to the Note or to any liability under this Guaranty.

         6. DEFAULT. Upon the occurrence of an Event of a Default under the Note, Omega shall have the right to enforce its rights, powers and remedies under the Note or hereunder or under any other instrument concerning or securing the indebtedness evidenced by the Note in any order and all rights, powers and remedies available to Omega in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided under the Note or hereunder or by law or in equity. The obligations of each Guarantor hereunder are independent of the obligations of Maker, or any other Guarantor hereunder, and Omega may proceed directly to enforce all rights under this Guaranty against any Guarantor without proceeding against or joining Maker, all of the Guarantors, or any other person and without applying or enforcing any security for the Note. Each Guarantor hereby agrees that Omega may accept any payment(s), plan for adjustment of debts, plan for reorganization or liquidation, or plan of composition or extension proposed by, or on behalf of, Maker without in any way affecting or discharging the liability of any Guarantor hereunder. If the obligations of Maker to Omega are partially paid, each Guarantor shall remain liable for any unpaid balance of such obligations upon the occurrence of an Event of Default under the Note. This Guaranty shall be revived and reinstated in the event that any payment(s) received by Omega, or any of Omega's successors or permitted assigns under the Note, on any of the obligations of Maker to Omega, is required to be repaid or rescinded under present or future state or federal law or regulation relating to bankruptcy, insolvency, or other relief of debtors, to the same extent as if such payment had never been made, and the amount of such payment and interest thereon shall be part of the obligations guaranteed hereby. Each Guarantor hereby authorizes and empowers Omega upon acceleration of the maturity of the Note, at its sole discretion, and without notice to any Guarantor, to exercise any right or remedy which Omega may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of a deed or assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible, and each Guarantor shall be liable to Omega for any deficiency resulting from the exercise by Omega of any such remedy, even though any rights which any Guarantor may have against Maker or others may be destroyed or diminished by exercise of any such remedy. Until all of the obligations of Maker to Omega under the Note have been paid and performed in full, none of the Guarantors shall have any right of subrogation to Omega against Maker and each Guarantor hereby waives any rights to enforce any remedy which Omega may have against Maker and any rights to participate in any security for the Note. In the event that all of the obligations of Maker under the Note shall be paid and performed in full and are no longer subject to possible repayment or rescission under any present or future state or federal law or regulation relating to the bankruptcy, insolvency or other relief of debtors, Omega shall, upon the written request of any Guarantor, execute and deliver to such Guarantor such documents as may be necessary to evidence the transfer by subrogation to such Guarantor of any interest in the obligations of Maker under the Note resulting from any payment by such Guarantor thereunder.

         7. PROCEEDS. Each Guarantor hereby authorizes Omega, without notice to any Guarantor, to apply all payments and credits received from Maker or from any Guarantor or realized from any security in such manner and in such priority as Omega in its sole judgment shall see fit to the indebtedness, obligations and undertakings under the Note which are the subject of this Guaranty.

         8. SUCCESSORS AND ASSIGNS. Each Guarantor's obligations hereunder shall not be assigned or delegated but this Guaranty shall pass to and be fully binding upon the estate, heirs, legatees and legal representatives of such Guarantor if, but only if, prior to the death of such Guarantor Omega has delivered a notice to Maker asserting the occurrence of a breach under the Note and the Maker shall not have cured any such asserted breach prior to the expiration of the period set forth in the Note during which period Maker is permitted to cure any asserted breaches. This Guaranty shall apply to and inure to the benefit of Omega and the successors and permitted assigns of Omega and may only be assigned in connection with a permitted assignment by Omega of the Consulting Company Noncompetition Agreement.

         9. NO ORAL CHANGE. This Guaranty may not be changed orally, and no obligation of any Guarantor can be released or waived by Omega except by a writing signed by Omega.

         10. GOVERNING LAW. This Guaranty is to be performed in and shall be governed by and construed in accordance with the laws of the State of North Carolina. Each Guarantor hereby submits to personal jurisdiction in said State in any federal court located in Winston-Salem, North Carolina for the enforcement of this Guaranty and waives any and all personal rights under the laws of said State to object to jurisdiction within said State or in said courts for the purposes of litigation to enforce this Guaranty.

         11. TERM. This Guaranty shall be irrevocable by any Guarantor until the later to occur of ___________, 1999 or the date on which all indebtedness owed by Maker to Omega under the Note has been completely repaid and all obligations and undertakings of Maker under, by reason of or pursuant to the Note, have been completely performed and are no longer subject to possible repayment or rescission under any present or future state or federal law or regulation relating to the bankruptcy, insolvency or other relief of debtors; provided, however, that if all indebtedness owed by Maker to Omega under the Note shall have been so completely repaid and all such obligations and undertakings of Maker so completely performed on a date that is prior to ____________, 1999, then this Guaranty shall terminate on such earlier date, and provided, further, that upon the ocurrence of a Bankruptcy Event (as such term is defined in the Consulting Company Non competition Agreement) with respect to Omega or a ermitted assignee of Omega under the Consulting Company Noncompetition Agreement, this Guaranty shall terminate on the date of such Bankruptcy Event.

         12. NOTICES, DEMANDS AND REQUESTS. If delivered personally, the date on which a notice or demand hereunder is delivered shall be the date of receipt or delivery, and if delivered by mail, such notice or demand shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, and the date on which such notice or demand is received (as evidenced by the registered or certified mail receipt) shall be the date of delivery. If delivered by an overnight courier service, such notice or demand shall be sent by a recognized overnight courier service, return receipt requested, courier service charges prepaid, and the date on which such notice or demand is received (as evidenced by the overnight courier service receipt) shall be the date of delivery. In the event any notice or demand is mailed to a party in accordance with this paragraph, and is returned to the sender as nondeliverable, then such notice or demand shall be deemed to have been delivered or received on the fifth day following the deposit of such notice or demand in the United States mail; provided that such notice or demand shall have been properly addressed to the party to whom notice or demand is sent and postage shall have been properly paid by the sender. Notices and demands made hereunder shall be addressed to Omega at 905 W. Eisenhower Circle, Suite 110, Ann Arbor, Michigan 48103, Attention: Essel W. Bailey, Jr. and to Guarantor at 915 West Fourth Street, Winston-Salem, North Carolina 27102 or at such other address as the party to be notified shall have furnished to each of the other parties to this Guaranty in accordance with this Section 12.

         13. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants to Omega that (i) he or she has all requisite legal capacity to execute, deliver and perform this Guaranty and that this Guaranty is a valid and binding obligation of him or her enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, (ii) he or she has carefully reviewed this Guaranty and, after consultation with his or her attorney and accountant, understands the terms hereof, (iii) he or she is not relying on any representation or other statement made by any director or officer of Omega or Maker in connection with his or her decision to enter into this Guaranty or to consummate the transactions contemplated hereby, and (iv) after giving effect to the execution and delivery of this Guaranty, he or she will not be unable to pay his or her debts generally as such debts become due.

                   [Balance of page intentionally left blank]

         IN WITNESS WHEREOF, each Guarantor has executed this Guaranty of Payment on the date first above written.



Witness:__________________                --------------------------
Name:_____________________                William G. Benton
                                          Guarantor

Witness:__________________                Address:    915 West Fourth Street
Name:_____________________                            Winston-Salem, North
                                                      Carolina  27102


Witness:__________________                --------------------------
Name:_____________________                G.L. Clark, Jr.
                                          Guarantor

Witness:__________________                Address:    915 West Fourth Street
Name:_____________________                            Winston-Salem, North
                                                      Carolina  27102


Witness:__________________                --------------------------
Name:_____________________                Susan L. Christiansen
                                          Guarantor

Witness:__________________                Address:    915 West Fourth Street
Name:_____________________                            Winston-Salem, North
                                                      Carolina  27102



                                      7